EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 31st day of January, 1997, between HOME STATE HOLDINGS, INC., a Delaware corporation with it principal place of business at 3 South Revmont Drive, Shrewsbury, New Jersey 07702 (the "Company"), and ERIC REEHL, an individual residing at 435 Navesink River Road, Red Bank, New Jersey 07701 (the "Executive").


                              W I T N E S S E T H:

                  WHEREAS, the Executive has been employed by the Company since August 1993 and has extensive and valuable experience in the business of the Company and its subsidiaries; and

                  WHEREAS, the Executive was appointed Executive Vice President and Chief Financial Officer of the Company in June 1996; and

                  WHEREAS, the Executive and the Company wish to enter into an employment agreement on the terms and conditions herein set forth.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and the Executive hereby agree as follows:

                  1. Employment. The Company shall, and does hereby, employ the Executive, and the Executive shall, and does hereby accept employment from the


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Company in the capacity of Executive Vice President and Chief Financial
Officer of the Company and as an officer of certain of its subsidiaries (collectively, together with any entity which is now, or may hereinafter become, a direct or indirect subsidiary of the Company, the "Subsidiaries"). In such capacity, the Executive shall at all times during the term of his employment hereunder:

                      (i) devote such of his business attention, knowledge, experience, skills and best endeavors to the business and affairs of the Company and the Subsidiaries as is reasonably necessary to perform his duties hereunder;

                      (ii) perform services and discharge duties set forth herein and generally associated with the offices held by him in a trustworthy manner;

                      (iii) perform and discharge in a trustworthy manner such other services and duties as the Company's or the Subsidiaries' Board of Directors may reasonably assign to him from time to time, including, without limitation, serving as a member of the Board of Directors of the Company and/or certain Subsidiaries; and

                      (iv) devote a significant amount of time to assist the Company in its active efforts to place itself in a better position to capitalize on its ability to produce direct premiums through strengthening the capital available to support such business.

                  2. Authority. The Executive shall have full power, responsibility and authority to manage the financial reporting and financial planning operations of the Company and the Subsidiaries in the ordinary course as well as for obtaining

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financing of the Company's and the Subsidiaries' operations and for matters relating to corporate acquisitions, dispositions and development, subject to the supervision of the Board of Directors of the Company and the Subsidiaries.

                  3. Term. Subject to the termination provisions herein provided, the term of this Agreement shall commence on the date hereof, and shall continue in full force and effect until January 31, 2000; provided, however, that the term of this Agreement shall automatically be extended for an additional one year period on January 31, 1998 and on each succeeding January 31 that this Agreement is in effect, unless either party shall have given notice to the other on or before January 1 in any year that it elects not to have any further extensions of the term of this Agreement in which event this Agreement shall terminate at the expiration of its then current term, as previously extended.

                  4. Compensation.

                  (a) As compensation for the Executive's services during the term of his employment, the Company shall pay to the Executive a base salary at the rate of TWO HUNDRED THOUSAND DOLLARS ($200,000) per annum, less appropriate deductions as required by law, payable in substantially equal monthly, semi-monthly or weekly installments in conformity with the Company's regular payroll dates, provided, however, that on each January 31, commencing January 31, 1998, the salary paid during the prior year may be increased by an amount determined by the Compensation Committee of the Board of Directors of the Company in the sole discretion of the members of the Compensation Committee. In addition, the

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Compensation Committee may elect to pay to the Executive a discretionary bonus for any calendar year and also in recognition of the specific services contemplated in Section 1(iv), above, and results achieved in such effort, in each case in an amount to be determined by the Compensation Committee.

                  (b) The Company hereby confirms the grant to Executive on January 7, 1997 of an option under the Company's 1993 Stock Incentive Plan (the "Plan") to purchase 60,070 shares of the common stock, par value $.01 per share, of the Company at a purchase price of $7.25 per share, 41,379 of which will be Incentive Stock Options which will vest 13,793 on each of January 31, 1997, 1998 and 1999, and 18,691 of which will be non-qualified options which vests as to 6,231 shares on January 31, 1997, and 6,230 shares on each of January 31, 1998 and 1999, provided, in each case, that the Executive remains employed by the Company at each such date; and provided, further, that all of such shares will become fully vested upon a change in control of the Company (as defined in the Plan) or the Company's breach of the Agreement. Each option will be exercisable for a term of 10 years from the date of grant. In connection with such grant, Executive voluntarily terminated and cancelled options to purchase 20,000 shares granted on December 8, 1994. The Company further confirms its agreement that payment in full or in part of the exercise price of such option may be made (i) by delivering common stock of the Company already owned by the Executive having a total Fair Market Value (as defined in the Plan) on the date of such delivery equal to the option exercise price; (ii) by authorizing the Company to retain shares of common stock which would

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otherwise be issuable upon exercise of the option having a total Fair Market
Value on the date of delivery equal to the option exercise price; or (iii) by any combination of the foregoing.

                  (c) The Company hereby confirms that it will grant to Executive options to purchase up to an additional 39,930 shares of the common stock, par value $.01 per share, of the Company when and as such shares become available under the Plan on the same terms and conditions (except that the exercise price will be the closing price of the Company's common stock on the date of grant and such options will vest 1/3 upon grant and 1/3 on each of January 31, 1998 and January 31, 1999). This provision shall not require the Company to amend the Plan or to take any action which would violate the negative covenants of any agreement to which the Company is presently bound.

                  5. Fringe Benefits. The Executive shall be eligible to participate in any employee benefit or welfare plan, including any life, accident or medical insurance plan or program maintained or which shall be maintained from time to time during the term of this Agreement by the Company for its executive employees and their immediate families, on the same basis and subject to the same requirements and limitations as are or shall be applicable to other employees or executive employees of the Company. In addition, the Executive shall be entitled to the use of a Company car and all expenses relating thereto shall be paid by the Company.

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                  6. Vacation. The Executive shall be entitled to four (4) weeks vacation each year during the term of this Agreement to be taken at times not inconvenient to the Company. To the extent that the Executive has any accrued but unused vacation days at the end of any calendar year during the term of this Agreement by reason of the Company having requested the Executive to defer such vacation, the Executive shall be entitled to payment for the portion of unused vacation caused by such request of the Company within 30 days after the end of such year at a per diem rate equal to the quotient of the Executive's base salary during such year divided by 365.

                  7. Expenses. The Company (or if the expenditure was incurred on behalf of a Subsidiary, then such Subsidiary) shall reimburse the Executive for all ordinary, necessary and reasonable business expenditures made by him in connection with, or in furtherance of, his employment hereunder, upon presentation and approval of itemized expense statements, receipts or vouchers or such other supporting information as may from time to time be reasonably requested by the Company (or such Subsidiary).

                  8. Confidentiality. The Executive recognizes that he will have access to certain information, data and other aspects of the business of the Company and the Subsidiaries which are secret, confidential and proprietary and which the Company and the Subsidiaries desire to maintain and continue as such. The Executive agrees that all such information gained by him in the course of his employment hereunder is confidential and is the property of the Company and the

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Subsidiaries and shall remain so. The Executive covenants that he will not, during the term of his employment hereunder or any time thereafter, directly or indirectly, communicate, divulge, discuss, use, furnish, disclose or make accessible to anyone other than the Company, its Subsidiaries, its affiliated entities or the directors, appropriate officers, employees, attorneys and accountants thereof, any knowledge or information with respect to:

                      (i) Plans, reports, programs, data, statistics, or any other factual matters or projections of a confidential nature relating to the business, products, services or activities of the Company or any Subsidiary;

                      (ii) Any confidential plans and developments, trade secrets and processes of the Company or any Subsidiary;

                      (iii) Customer, sales agent, agent or supplier lists of the Company or any Subsidiary;

                      (iv) The business, territory, commission rates or any other matters of a confidential nature relating to agents of the Company or any Subsidiary; or

                      (v) insurance history, backgrounds, names, addresses, telephone numbers, or any other matters of a confidential nature relating to insureds of the Company or any Subsidiary; provided, however, if required by law, subpoena or an order of court, the Executive may make such disclosure as is so required if the Executive has first given prompt written notice of such request or requirement so that the Company may seek an appropriate protective order or other remedy. If a protective order or other remedy is not obtained or the Company waives

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compliance with the relevant provisions of this Agreement, Executive will furnish only such information which, in the written opinion of counsel, is legally required to be disclosed and, upon the Company's request, Executive will use his best efforts to obtain assurances that confidential treatment will be accorded to such information.

                  All records, memoranda, calculations, letters, papers, lists, drawings, graphs, and copies thereof or any other materials and documents directly or indirectly concerning, affecting or relating to the business and products of the Company or the Subsidiaries obtained by the Executive from whatever source in the course of his employment hereunder are confidential and shall remain the exclusive property of the Company or the Subsidiaries, as the case may be. During the term of his employment, the Executive shall not use the contents of such materials and documents or copies thereof or remove the same for use outside the Company's office, unless it is within the scope of his employment. Upon termination of his employment, the Executive shall return any and all such materials and documents or copies thereof in his custody to the Company or the Subsidiaries, as the case may be. This provision shall not apply to any information which is now, or which subsequently becomes available in the public domain, provided the Executive has not, other than in the ordinary course of business or as required by law, disclosed or caused to be disclosed such information such as to make it publicly available.

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


                  9. Noncompetition. The Executive covenants and agrees that he will not, during the term of his employment hereunder and for a period after the termination of his employment hereunder, as hereinafter provided (unless the termination is by reason of the expiration of the term of this Agreement or by reason of a breach of this Agreement by the Company or the Subsidiaries), engage in, manage, operate, enter into the employ of, be a shareholder of, organize, assist in the planning, development or organization of, or render any financial or other services or assistance to, directly or indirectly (as incorporator, promoter, principal, agent, employee, employer, consultant, investor, officer, director, shareholder, partner or in any other capacity), any other insurance company or otherwise assist any other insurance company which is in, or has the intention to become engaged in, the same lines of insurance as the Company or any of the Subsidiaries in the State in which the Company or the Subsidiaries write insurance. The Executive further covenants that for such period that he will not:

                      (i) Divulge, teach, sell or utilize the techniques, methodology, procedures and processes used by the Company or any Subsidiary, in its marketing and business activities;

                      (ii) Solicit or approach any customer or outside agent of the Company or the Subsidiaries for the purpose of attempting to provide such customer or outside agent with the same or competitive services provided by the Company or the Subsidiaries; or

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

                      (iii) Interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company or any Subsidiary and any customer, outside agent, supplier, investor, shareholder or employee of the Company or such Subsidiary.

Notwithstanding the foregoing, this Section 9 shall apply only in those states in the United States in which the Company or any Subsidiary carries on business and markets its services, shall not prohibit or restrict the Executive from entering into the employ (after the termination of his employment hereunder) of an organization or business entity which engages in a dissimilar field of business endeavor from the Company or the Subsidiaries, and shall not prohibit or restrict the Executive from being an investor in any corporation whose securities are publicly owned, or regularly traded on any national stock exchange or in the over-the-counter market, provided that his investment at no time, directly or indirectly, shall exceed five (5%) percent of the outstanding stock of any class of any such corporation. A dissimilar business shall include, among others, insurance companies underwriting or placing insurance for risks different from those underwritten by the Company and its Subsidiaries, and insurance agencies.

                      (iv) Nothing herein shall prevent the Executive, subject to the performance of his duties hereunder, from participating in business endeavors which do not involve the writing of insurance or in engaging in any business opportunity directly related to the business of the Company and Subsidiaries in which they have declined to engage.

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                  10. Proprietary Intellectual Property. The Executive agrees to treat as for the sole benefit of the Company and the Subsidiaries, and fully and promptly disclose and assign to them without additional compensation, all proprietary intellectual property, including, without limitation, all ideas, discoveries, inventions and improvements, patentable or not, as well as all formulae, processes, know-how, patent rights, letters patent, programs, copyrights, trademarks, trade names, and applications therefor filed in the United States and all other countries, and any and all rights and interests in, to and under the same, made, conceived, acquired, reduced to practice or otherwise possessed by the Executive, alone or with other employees, during or after usual working hours, either on or off the job, and which are related to the business of the Company or the Subsidiaries. In addition, the Executive agrees that, upon request, he will promptly make all disclosures, execute all instruments and papers, and perform all acts whatsoever necessary or desired by the Company or any Subsidiary, to vest in and assign to it, its successors, assigns and nominees, fully and completely, all rights created or contemplated by this Section 10 and which may be necessary or desirable to enable it, its successors, assigns and nominees to secure and enjoy the full benefits and advantages thereof, including any and all applications, writings or other documents, as may be necessary to apply for and obtain any patent, copyright or trademark registration by it or any assignment thereof. The covenant made by the Executive under the terms of this Section 10 shall be enforceable for the term of this Agreement and for twelve (12)

                                       11
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months immediately following the termination or expiration of this Agreement either under the terms of Section 3 or Section 13 hereof.

                  11. Enforcement. The parties hereto acknowledge and agree that the Executive will have access to confidential information concerning the customers, outside agents, services, trade secrets and business of the Company and the Subsidiaries, the disclosure, divulgence or unauthorized use of which will cause them irreparable injury and harm. Accordingly, the Executive acknowledges that a breach by him of the provisions of this Agreement, especially the provisions of Sections 8 through 10 inclusive hereof, would cause damage to the Company or the Subsidiaries, for which remedy at law would be inadequate. Therefore, the Executive expressly agrees that the Company or any Subsidiary shall be entitled to temporary and permanent injunctive or other equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach or compel specific performance of this Agreement for the purpose of enforcing this Agreement or any part hereof. Nothing herein shall be construed to prohibit or restrain the Company or any Subsidiary from pursuing any other remedies available to it for any breach or threatened breach of this Agreement, including the recovery of damages from the Executive.

                  12. Survival. The covenants and agreements contained in Sections 8, 9, 10 and 11 hereof shall survive any termination or expiration of this Agreement and the termination of the Executive's employment hereunder, except as otherwise expressly provided in Section 13 below.

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

                  13. Termination.

                  (a) Notwithstanding the provisions set forth in Section 3 hereof, the Company's Board of Directors may terminate the Executive's employment upon the occurrence of any of the following events:

                      (i) For cause which is defined for the purposes of this Agreement as (A) willful breach or reckless disregard by the Executive of his duties hereunder which materially disrupts the operations of the Company or the Subsidiaries; (B) habitual drunkenness; (C) narcotic drug addiction; (D) theft or embezzlement; or (E) willful breach of any law for which the Executive would not be entitled to indemnification under Section 15(b) below and which directly or indirectly, has a material adverse effect on the Company or the Subsidiaries. Upon the termination of the Executive's employment pursuant to Section 13(a)(i), the Executive shall be entitled to no further compensation from the Company or the Subsidiaries after the Date of Termination and the Executive shall be bound by the provisions of Section 9 for a period of twenty-four (24) months following such termination.

                      (ii) If the Executive shall become disabled and shall have failed to cure such "Disability." For the purposes of this Agreement, such Disability shall be deemed to have occurred upon written notice by the Company to the Executive, or his committee, guardian or other person, as the case may be, then in charge of his affairs, given at any time that a guardian, committee or legal representative has been appointed for his person, or, at any time after the Executive

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shall have failed on account of illness or incapacity to render services of the character herein contemplated for an aggregate of one hundred eighty (180) consecutive days during the preceding twelve-month period; provided, however, that if the Executive, within ten (10) days after such notice, effectively resumes and performs his ordinary duties hereunder on a regular basis for at least sixty (60) consecutive days, such Disability shall be deemed to have been cured, except that this right to cure may not be exercised more than once during any three-year period. In the event of the termination of the Executive pursuant to this Section 13(a)(ii), the Executive shall receive 75% of his full base salary then in effect for an additional two (2) years following the Date of Termination or shall have the benefit of any disability benefits provided by the Company under Section 5 of this Agreement, if greater and the Executive shall comply with the provisions of Section 9 hereof until the earlier of two (2) years following the Date of Termination or the discontinuance of the payments hereinabove provided. Throughout such period, the Company will use its best efforts to cause to be continued life, health and disability coverage, at the Executive's expense, substantially identical to the coverage maintained by the Company for the Executive prior to his severance, but no legal liability shall attach to the Company if for any reason the Company cannot, after reasonable endeavor, arrange such continuance.

                  (b) The Executive shall not be released from his obligations under Sections 8 through 11 inclusive of this Agreement upon termination of this Agreement except upon a bona fide decision made by the Company's Board of

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Directors to terminate the Company's business and liquidate its assets, or as expressly provided in this Agreement.

                  (c) The Executive shall have the right to terminate this Agreement upon the occurrence of a material breach of this Agreement by the Company and the Company shall pay the Executive for the remaining term of this Agreement. Further, if the Company breaches this Agreement by wrongful termination, the Executive shall be paid for the remaining term of this Agreement. In the event the Company wrongfully terminates this Agreement during a period in which a transaction which would be a change in control is under consideration, the Executive shall be paid an amount equal to three times his annual base salary then in effect. In each such case the provisions of Section 9 of the Agreement shall not survive termination and all stock options, stock grants and stock appreciation rights will be deemed fully vested. It is acknowledged by the parties hereto that damages by reason of termination by the Company of the Executive's employment are difficult to ascertain and the foregoing provisions shall constitute liquidated damages, and not a penalty, and shall be in lieu of any other claim of the Executive, at law or in equity, with respect to such termination.

                  (d) The Executive shall have the right after the original three (3) year term hereof, upon three (3) months' written notice to the Company (which may be given any time before or after the end of the term), to terminate this Agreement. Upon such voluntary termination the Executive (or, in the event of his subsequent death, his beneficiary or estate, as the case may be) shall be bound by the

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provisions of Section 9 for a period of twelve (12) months following such termination and the Executive shall be paid, as severance pay, his then base salary for twelve (12) months following such termination, payable in substantially equal installments in conformity with the Company's regular payroll dates, unless the Executive is employed by another employer prior to the end of such one-year period, in which case such severance payments shall cease upon his reemployment or unless the Executive has violated or will violate Sections 8 or 9 of this Agreement, in which case such severance payments shall cease immediately and the Executive shall return any severance payments already paid to him.

                  (e) Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 19 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  (f) "Date of Termination" shall mean (i) if the Executive's employment is terminated for cause pursuant to Section 13(a)(i), the date specified in the Notice of Termination, which shall not be less than 30 days after the Notice of Termination is given; (ii) if the Executive's employment is terminated for Disability pursuant to Section 13(a)(ii), thirty (30) days after the Notice of Termination is given; (iii) if the Executive terminates his employment pursuant to Section 13(c),

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the date specified in the Notice of Termination; and (iv) if the Executive's
employment is terminated voluntarily pursuant to Section 13(d), the date specified in the Notice of Termination, which shall not be less than three (3) months after the Notice of Termination is given.

                  (g) Upon termination of this Agreement for whatever reason, the Executive shall upon the request of the Company resign as a Director and from any offices held by him in the Company and from all directorships and offices held by him in any Subsidiary.

                  14. Termination on Change in Control.

                  In the event of a change in control of the Company (as hereinafter defined) the Executive may terminate his employment either simply by reason of the change in control or for "Good Reason" (as hereinafter defined) by written notice to the Chairman of the Board of Directors of the Company or to the Chief Executive Officer of an entity which acquires the Company, as the case may be, given within 60 days after the effective date of such change in control or other event giving rise to the Executive's right to terminate this Agreement; provided, however, that if the change in control is a transaction approved by at least 75% of the members of the Board of Directors of the Company the Executive will be obligated to assist diligently in the consummation of the transaction, regardless of whether such assistance amounts to a change in his duties; provided, however, notwithstanding the Executive's election to terminate this Agreement other than pursuant to Section 13(c), the Company or its successor may require that this Agreement remain in effect

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and the Executive will remain employed for a period of up to 180 days after the effective date of the change in control in order to assist with the transition of his duties to another person or in the transition of the business of the Company and its Subsidiaries to such successor; provided, however, the Executive's duties during such transition period will reasonably relate to the services he performed for the Company prior to such change in control, the Executive's work hours will not be more onerous than his work hours prior to such change in control, and the Executive will be allowed reasonable opportunities to seek other employment, consistent with the requirements for his services in such transition. During any such transition period when the Executive remains employed, the Executive shall be entitled to compensation pursuant to this Agreement based on his annual base salary in effect immediately prior to the change in control and such compensation shall not be applied against the severance pay due under Section 14(a) or Section 14(b), as the case may be.

                  (a) In the event there is a change in control and the Executive terminates this Agreement for Good Reason, the Company shall pay to the Executive as severance pay in one lump sum upon the effective date of such termination an amount equal to the base salary he would have received (at the greater of the rate of $225,000 per annum or the annual base salary in effect immediately prior to the change in control) from the effective date of the change in control until the expiration of this Agreement (assuming no further automatic extensions of the expiration date) and the Executive will be released from the non-

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competition provisions contained in Section 9 of this Agreement.
For purposes of this Agreement "Good Reason" shall mean the occurrence of any of the following events in connection with or after a change in control of the Company.

                      (i) the assignment to the Executive of any duties inconsistent with his status as Executive Vice President and Chief Financial Officer of the Company or his corresponding duties as an officer of the Subsidiaries; a substantial alteration in the nature or status of his responsibilities from those in effect immediately prior to a change in control of the Company; or a change in lines of authority such that the Executive is no longer reporting directly to the Board of Directors of the Company and of its Subsidiaries;

                      (ii) a reduction by the Company in the Executive's base salary as in effect on the date of a change in control;

                      (iii) the Company's requiring the Executive to be based anywhere other than within a 50 mile radius of the Company's office at which he was based prior to the change in control of the Company; or

                      (iv) the failure by the Company to continue to provide the Executive with benefits substantially similar to those received by the Executive prior to the change in control.

                  (b) In the event there is a change in control and the Executive terminates this Agreement without Good Reason, the Company shall pay to the Executive as severance pay in one lump sum upon the effective date of such termination an amount equal to twenty-four (24) months base salary (at the greater

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of the rate of $225,000 per annum or the annual base salary in effect immediately prior to the change in control) and the Executive will be released from the provisions contained in Section 9 of this Agreement except for the provisions of clauses (ii) and (iii) of Section 9, which shall be binding on the Executive for a period of eighteen (18) months following the date of termination; provided, however, the Executive may elect to be paid less than twenty-four (24) months base salary in which event his obligation to observe provisions contained in clauses (ii) and (iii) of Section 9 will be shortened to the number of months of base salary he has elected to be paid.

                  (c) The Company will cause to be continued life, health and disability coverage substantially identical to the coverage maintained by the Company for Executive prior to his severance until one (1) year after the change in control (unless the Executive is employed by another employer prior to the end of such one-year period, in which case such obligation to maintain coverage shall cease upon his reemployment), but no legal liability shall attach to the Company if for any reason the Company cannot, after reasonable endeavor, arrange such continuance.

                  (d) Notwithstanding any provision of any stock option plan or SAR agreement of the Company inconsistent herewith, all options and SARs will be deemed to have fully vested upon the effective date of the change of control and Executive will have a period of six (6) months from his severance of employment within which to exercise options and SARs granted to him under any such stock option plan or SAR agreement, provided however, with respect to incentive stock options, as defined in Section 422A of the Code, not later than the date which is ten (10) years from the date of grant of such incentive stock option.

                  (e) For purposes hereof, a "Change in Control" shall mean the happening of any of the following events:

                      (i) An acquisition by any individual, entity or group (within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Exchange Act (a "Person") of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); or, the approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction (in each case referred to in this Section 14 as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); provided such acquisition of beneficial ownership or such Corporation Transaction would result in any person (other than the stockholders immediately prior to the Effective Date) beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) following the acquisition or Corporate Transaction 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities; excluding, however any acquisition by any subsidiary of the Company or by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate; or

                      (ii) A change in the composition of the Board such that the individuals who, as of the date hereof, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 14(e)(ii), that any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

                  (f) The effective date of a change in control shall be the date of the closing of a transaction, or the effective date of an action, which constitutes a change in control as hereinabove defined.

                  (g) If, following a change of control, the Company fails to comply with its obligations under this Agreement or if the Company or any other person takes action to declare this Agreement void or unenforceable, or institutes any legal proceeding or any other action designed to deny the Executive the benefits of this Agreement and the Executive has complied with all his obligations hereunder, the Company shall directly pay or reimburse the Executive for the reasonable legal expenses incurred by the Executive in enforcing his rights hereunder or in defense of any such legal proceeding or action promptly upon presentation by the Executive of a statement or statements prepared his counsel.

                  15. Representations and Warranties: Indemnification.

                  (a) By the Executive. The Executive represents and warrants to the Company that his employment hereunder does not violate any provision of law or fiduciary duty by which he is bound or conflict with or result in a breach of any agreement, instrument, arrangement or other understanding to which he is a party or by which he is bound; and the Executive agrees that he will indemnify and hold harmless the Company and its affiliates and their respective directors, officers and employees against any claims, damages, liabilities and expenses incurred by them (including legal fees and reasonable expenses of investigation or of defending against the same), including amounts paid in settlement, by any of them in connection with any claim based upon or related to the Executive's aforestated representation and warranty.

                  (b) By the Company. Should the Executive be made a party or threatened to be made a party to or be involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "Proceeding"), by reason of the fact that he is or was an officer, employee or agent of the Company or the Subsidiaries, including service with respect to employee benefit plans, whether the basis of such Proceeding is an alleged action in his official capacity as an officer, employee or agent or in any other capacity while serving as an officer, employee or agent, he shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware General Corporation Law, or as otherwise permitted by such law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by the Executive in connection therewith, provided, however, that the Executive shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such indemnification shall continue should the Executive cease to be an officer, employee or agent of the Company and shall inure to the benefit of his heirs, executors and administrators.

                  This right to indemnification shall include the right of the Executive to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by the Executive in his capacity as an officer (and not in any other capacity in which service was or is rendered by the Executive while an officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of the Executive, to repay all amounts so advanced if it shall ultimately be determined that he is not entitled to be indemnified under this section or otherwise.

                  16. Partial Invalidity. If any provision of this Agreement shall contravene or be invalid under the laws of any state, county or jurisdiction in which this Agreement shall be performed or enforced, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable, and if no such modification shall render it valid and enforceable, then the Agreement shall be construed as is not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

                  17. Parties in Interest; Assignments; Amendment. This Agreement is binding upon and solely for the benefit of the parties hereto except as otherwise provided in this Agreement. The Executive may not delegate any of his duties hereunder. Neither party hereto may assign any rights hereunder. Any such purported delegation or assignment shall be void. Notwithstanding the foregoing, upon the sale of all or substantially all of the assets, business and goodwill of the Company or the Subsidiaries, upon the merger or consolidation of the Company or the Subsidiaries with another corporation, this Agreement shall, at the election of the Company, bind and inure to the benefit of both the Executive and the acquiring, succeeding or surviving corporation, as the case may be. No modification or amendment of this Agreement or any provision hereof shall be enforceable unless in writing and executed by the party against whom such waiver, modification or amendment is claimed.

                  18. Headings. The headings to sections in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or the interpretation of this Agreement.

                  19. Notices. All notices or other communications required or permitted hereunder must be in writing and shall be deemed given only (i) when delivered personally against receipt therefor, or (ii) when sent by certified mail, postage prepaid and return receipt requested, or (iii) when transmitted by telecopier, facsimile, telex or other electronic transmission method, provided that receipt is confirmed and within seven (7) days of such transmission a copy of such notice is sent by certified mail, postage prepaid and return receipt requested, or (iv) when sent overnight by Federal Express or other nationally recognized overnight delivery service.

                  If more than one (1) party is entitled to receive a specific notice or other communication, the same shall be deemed to have been given when given to all of the parties entitled to receive the same, addressed to the respective parties hereto at the following address:

If to the Company:
                                    Home State Holdings, Inc.
                                    3 South Revmont Drive
                                    Shrewsbury, New Jersey 07702
                                    Attn: Mr. Michael Monier, Chairman
                                    Facsimile:  (908) 935-0156

With a copy to:                     Dorsey & Whitney LLP
                                    250 Park Avenue
                                    New York, New York 10177
                                    Attention: Perez C. Ehrich, Esq.
                                    Facsimile:  (212) 953-7201

If to the Executive:                Mr. Eric Reehl
                                    435 Navesink River Road
                                    Red Bank, New Jersey 07701

With a copy to:                     Koo & Larrabee, LLP
                                    Suite 230, 774 White Plains Road
                                    Scarsdale, NY  10538
                                    Attention:  Richard Koo, Esq.
                                    Facsimile:  (914) 723-1636

or to any other address designated by and for any party hereto by written notice similarly given, and all notices given shall be deemed effective (i) upon delivery if delivered personally, (ii) on the date indicated on the return receipt if mailed, (iii) on the next business day if transmitted electronically, and (iv) on the next business day if sent via recognized overnight delivery service.

                  20. Waiver. The failure of the Company to insist upon strict compliance with respect to any of the terms or conditions hereof shall not be deemed a waiver or relinquishment of any other term or condition nor shall any failure to exercise any right or power hereunder at any time be deemed a waiver or relinquishment of such right or power at any other time.

                  21. Entire Agreement. This Agreement supersedes any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contains the entire Agreement of the parties hereto relating to the subject matter hereof.

                  22. Arbitration. The parties hereby agree that all disputes and controversies which may arise in connection with this Agreement or the construction, performance or breach of this Agreement, other than enforcement actions contemplated under Section 11 above, shall be determined by binding arbitration, to be held in the City of New York, State of New York, unless otherwise agreed to by the parties hereto, and in accordance with the rules then obtaining of the American Arbitration Association; provided, however, that the arbitrators shall be knowledgeable with respect to the practices and the matters giving dispute, that the authority of the arbitrators shall limited to construing and enforcing the terms and conditions of this Agreement as expressly set forth herein and the arbitrators shall state the reasons for the award in a written opinion. The award of the arbitrators, or a majority of them, shall be final and judgment upon the award may be confirmed and entered in any United States court, state or Federal, or other court having jurisdiction. The parties hereby waive any right of appeal any such judgment.

                  23. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws.

                  24. Expenses. Each party shall pay its or his own expenses incident to the negotiation, preparation and execution of this Agreement, except that the Company shall reimburse the Executive up to $2,500 for legal expenses incurred by the Executive in connection therewith.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                                            HOME STATE HOLDINGS, INC.



                                            By:  /s/ Edward D. Herrick
                                                 ------------------------------
                                                 EDWARD D. HERRICK,
                                                 EXECUTIVE COMMITTEE MEMBER



                                            By:  /s/ Eric Reehl
                                                 ------------------------------
                                                 ERIC REEHL